Exhibit 10.1

STOCKHOLDERS’ RIGHTS AGREEMENT

THIS STOCKHOLDERS’ RIGHTS AGREEMENT (this “Agreement”), is made as of November 2, 2016, by and among Aceto Corporation, a New York corporation (“Parent”), Citron Pharma LLC, a New Jersey limited liability company (“Stockholder I”) and Lucid Pharma LLC, a New Jersey limited liability company (“Stockholder II” and together with Stockholder I, “Stockholders”).  Certain capitalized terms used in this Agreement are defined in Section 1 of this Agreement.  All other capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Product Purchase Agreement (as defined below).  This Agreement is the Stockholders’ Rights Agreement contemplated by the Product Purchase Agreement.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, and to induce Parent to enter into this Agreement and the transactions contemplated hereby, Stockholders, Parent, Romeo Charlie Acquisition I, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of Parent (“Purchaser I”), Romeo Charlie Acquisition II, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of Parent (“Purchaser II” and together with Purchaser I, “Purchasers”), the direct and indirect equity holders of Stockholders named on the signature pages thereto and their agent have entered into that certain Product Purchase Agreement, of even date herewith (as the same may be amended, supplemented or waived from time to time, the “Product Purchase Agreement”);

WHEREAS, the Product Purchase Agreement provides for, among other things, the sale of the Purchased Products and Related Assets by Stockholder I and Stockholder II to Purchaser I and Purchaser II and the assumption of the Assumed Liabilities by the Purchasers;

WHEREAS, on the terms and subject to the conditions of the Product Purchase Agreement, Parent has agreed to issue shares of Common Stock to Stockholders on each Issuance Date;

WHEREAS, Stockholders and Parent hereby agree that this Agreement shall govern the rights of Stockholders to cause Parent to register the Parent Shares (as defined below), and to sell, assign, transfer or otherwise dispose of any Parent Shares, and shall govern certain other matters as set forth in this Agreement; and

WHEREAS, the execution, delivery and performance of this Agreement by the respective parties hereto is an inducement to Parent’s and Purchasers’ entering into, and without which Parent and Purchasers would not have entered into, the Product Purchase Agreement or agreed to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, and to provide the inducements set forth above, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions.  For purposes of this Agreement:

“Affiliate” has the meaning set forth in the Product Purchase Agreement.

“Agreement” has the meaning set forth in the preamble.

“Approved Person” has the meaning set forth in Section 4.

“Product Purchase Agreement” has the meaning set forth in the recitals.

“Call Exercise Expiration” has the meaning set forth in Section 6.4.

“Call Notice” has the meaning set forth in Section 6.2.

“Call Right” has the meaning set forth in Section 6.1.

“Call Right Closing” means the closing of the sale of Repurchased Issued Shares and/or Repurchased Unissued Shares, as the case may be, pursuant to Section 6.

“Call Value” means, as of the date of determination, (a) if the Common Stock is listed on a national stock exchange or quotation system, the closing price of a share of the Common Stock on the principal exchange on which the Common Stock is then traded or on the quotation system then constituting the primary market for the Common Stock on such date, or (b) if the Common Stock is not listed on a national exchange or quotation system, the fair market value of the Common Stock as determined in good faith by the Board of Directors of Parent as of such date based upon the most recent 409(A) valuation of the Common Stock delivered to the Board of Directors of Parent.

“Closing” has the meaning set forth in the Product Purchase Agreement.

“Common Stock” means shares of Parent’s common stock, par value $0.01 per share, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock, including between the date hereof and each Issuance Date).

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Parent, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Demand Registrations” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“family members” has the meaning set forth in Section 4.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents to be filed by Parent with the SEC.

“Holder” means any holder of Registrable Securities who is or becomes, pursuant to the terms hereof, a party to this Agreement.

“Holder Trust” has the meaning set forth in Section 4.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Issuance Date” has the meaning set forth in the Product Purchase Agreement.

“Long-Form Registration” has the meaning set forth in Section 2.1(a).

“Offer Notice” has the meaning set forth in Section 5.2.

“Offer Period” has the meaning set forth in Section 5.2.

“Parent” has the meaning set forth in the preamble.

“Parent Change of Control Event” has the meaning set forth in the Product Purchase Agreement.

“Parent Notice” means written notice from Parent notifying the selling Holders that Parent intends to exercise its Right of First Refusal or Right of First Offer, as the case may be, as to some or all of the Parent Shares with respect to any Proposed Third Party Transfer or Proposed Transfer, respectively, and in accordance with the provisions of Section 3 and Section 5.

“Parent Shares” means (a) the shares of Common Stock issued or issuable to the Stockholders pursuant to the Product Purchase Agreement and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to such shares, including between the date hereof and any Issuance Date.

“Person” has the meaning set forth in the Product Purchase Agreement.

“Proposed Third Party Transfer” means any Transfer of any Parent Shares (or any interest therein) to any Person other than Parent proposed by any of the Holders.

“Proposed Transfer” means any Transfer of any Parent Shares (or any interest therein) to any Person proposed by any of the Holders.

“Prospective Transferee” means any Person to whom a Holder proposes to make a Proposed Transfer.

“Purchaser I” has the meaning set forth in the recitals.

“Purchaser II” has the meaning set forth in the recitals.

“Purchasers” has the meaning set forth in the recitals.

“Registrable Securities” means the Parent Shares; provided, however, that a security shall cease to be a Registrable Security upon the earliest to occur of the following: (a) a registration statement registering such Security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated in such effective registration statement; (b) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by Parent; (c) such security is eligible to be sold pursuant to Rule 144 within ninety (90) days; or (d) such security shall cease to be outstanding.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Registration Rights Date” means the applicable Issuance Date.

“Repurchased Issued Shares” has the meaning set forth in Section 6.2.

“Repurchased Unissued Shares” has the meaning set forth in Section 6.2.

“Right of First Offer” means the right, but not an obligation, of Parent, or its permitted transferees or assigns, to receive a first offer to purchase all or any portion of the Parent Shares with respect to a Proposed Transfer, on the terms and conditions specified in the ROFO Notice; provided, that such right shall apply to any request for registration or inclusion in any registration of Registrable Securities pursuant to Section 2.

“Right of First Refusal” means the right, but not an obligation, of Parent, or its permitted transferees or assigns, to purchase all, or in the case of a ROFR Portion Allowance, a portion, of the Parent Shares with respect to a Proposed Third Party Transfer, on the terms and conditions specified in the ROFR Notice; provided, that such right shall not apply to any request for registration or inclusion in any registration of Registrable Securities pursuant to Section 2, and shall not apply to any Proposed Third Party Transfer of securities pursuant to an effective registration statement filed under the Securities Act (including a registration statement filed pursuant to Section 2).

“ROFO Shares” has the meaning set forth in Section 5.1.

“ROFR Notice” means written notice from a Holder setting forth the terms and conditions of a Proposed Third Party Transfer, including an Undersubscription Notification if applicable.

“ROFR Portion Allowance” has the meaning set forth in Section 3.1.

“ROFR Shares” has the meaning set forth in Section 3.1.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

“Short-Form Registration” has the meaning set forth in Section 2.1(b).

“Stockholder I” has the meaning set forth in the preamble.

“Stockholder II” has the meaning set forth in the preamble.

“Stockholders” has the meaning set forth in the preamble.

A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, assigns, encumbers, transfers, allocates or disposes of (including by gift, merger or operation of law), or grants an option, contract or other arrangement or understanding with respect to such security or any interest in such security (including, without limitation, any economic benefit or voting rights) to any Person other than Parent; (ii) enters into a hedging transaction or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any Parent Shares; (iii) establishes a “put equivalent position” within the meaning of Rule 16a-1(h)  under the Exchange Act or (iv) enters into an agreement, or otherwise commits, agrees or offers, to do any of the foregoing.

“Transferring Holder” has the meaning set forth in Section 4.

“Transferee” has the meaning set forth in Section 4.

“Undersubscription Notification” has the meaning set forth in Section 3.2.

2.           Registration Rights.  Parent covenants and agrees as follows:

2.1         Demand Registration.

(a)          Form S-1 Demand.  Subject to the terms and conditions of this Agreement, from and after the Registration Rights Date, if at any time Parent is not eligible to use a Form S-3 registration statement and Parent receives a request from Holders of a majority of the Registrable Securities then outstanding that Parent file a Form S-1 registration statement with respect to at least twenty five percent (25%) of the Registrable Securities then outstanding, which request shall specify the number of Registrable Securities required to be included in the registration statement described therein, then Parent shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; (y) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a registration statement on Form S-1 under the Securities Act (each, a “Long-Form Registration”) covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration statement by any other Holders, as specified by notice given by each such Holder to Parent within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.2 and (z) shall use its commercially reasonable efforts to cause such registration statement on Form S-1 to be declared effective by the SEC as soon as practicable thereafter; provided, that Parent may use a registration statement on Form S-3 or any successor form thereto if Parent does qualify or would qualify to use such form within ninety (90) days after the date on which the initial request is given and Parent shall not be required to file such registration statement until it is so qualified.  Parent shall not be required to effect a Long-Form Registration more than one time within any twelve (12) month period for the holders of Registrable Securities as a group; provided, that a registration statement shall not count as a Long-Form Registration requested under this Section 2.1(a) unless and until it has become effective and the holders requesting such registration are able to register at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration; provided, further, that if, prior to any request for registration pursuant to this Section 2.1(a), Parent exercises its Right of First Offer, then, for purposes of determining whether a request for a Long-Form Registration includes a sufficient number of Registrable Securities in accordance with this Section 2.1(a), any Parent Shares acquired by Parent pursuant to the exercise of the Right of First Offer shall be counted as if such Parent Shares were included in such Long-Form Registration.

(b)          Form S-3 Demand.  Subject to the terms and conditions of this Agreement, from and after the Registration Rights Date, if at any time when it is eligible to use a Form S-3 registration statement, Parent receives a request (i) from Holders of at least twenty five percent (25%) of the Registrable Securities then outstanding that Parent file a Form S-3 registration statement and (ii) with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least twenty-five million dollars ($25,000,000) (each, a “Short-Form Registration” and collectively with each Long-Form Registration, the “Demand Registrations”), which request shall specify the number of Registrable Securities required to be included in the registration statement described therein, then Parent shall (1) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (2) (x) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such Short-Form Registration by any other Holders, as specified by notice given by each such Holder to Parent within ten (10) days after the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.2, and (y) shall, if applicable, use its commercially reasonable efforts to cause such registration statement on Form S-3 to be declared effective by the SEC as soon as practicable thereafter; provided, that if, prior to any request for registration pursuant to this Section 2.1(b), Parent exercises its Right of First Offer, then, for purposes of determining whether a request for a Short-Form Registration includes a sufficient number and/or value of Registrable Securities in accordance with this Section 2.1(b), any Parent Shares acquired by Parent pursuant to the exercise of the Right of First Offer shall be counted as if such Parent were included in such Short-Form Registration.

(c)          Notwithstanding the foregoing obligations, if Parent furnishes to Holders requesting a Demand Registration pursuant to this Section 2.1 a certificate signed by Parent’s chief executive officer stating that in the good faith judgment of Parent’s Board of Directors it would be materially detrimental to Parent and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving Parent; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to comply with requirements under the Securities Act or Exchange Act, then Parent shall have the right to postpone taking action with respect to such filing or request for effectiveness or to suspend an already-effective registration statement and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that Parent may not invoke this right more than once in any twelve (12) month period.

(d)          Parent shall not be obligated to effect, or to take any action to effect, any Long-Form Registration: (i) during the period that is sixty (60) days before Parent’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Parent-initiated registration, provided that Parent is actively employing its good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after Parent has effected one Long-Form Registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a Short-Form Registration.  Parent shall not be obligated to effect, or to take any action to effect, any Short-Form Registration (A) during the period that is thirty (30) days before Parent’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that Parent is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if Parent has effected one Short-Form Registration pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 2.1(d) unless (1) the applicable registration statement has been declared effective by the SEC if required or (2) the Initiating Holders withdraw their request for such registration prior to effectiveness and elect not to pay all of the registration expenses therefor, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2         Underwriting Requirements.  If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to Section 2.1, and Parent shall include such information in the Demand Notice.  The underwriter(s) shall be selected by Parent and, unless the underwriter is a “top 10” ranked underwriter in U.S. domestic public equity offerings in an industry league table, shall be reasonably acceptable to the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with Parent as provided in Section 2.3(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected by Parent for such underwriting.  Notwithstanding any other provision of this Section 2.2, if the managing underwriter(s) advise(s) Parent and the Initiating Holders in writing that in its good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated (i) first, to the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, to the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of Parent and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree.  If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such Holder.

2.3         Obligations of Parent.  From and after the Registration Rights Date, whenever required under this Section 2 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared or to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the plan of distribution included in such registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of Parent, from selling any securities included in such registration;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that Parent shall not be required to qualify to do business or to file a general consent to service of process in any states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Parent are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)          promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)           notify each selling Holder, promptly after Parent receives notice thereof, of the time when such registration statement has been declared or becomes effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)           after such registration statement becomes effective, notify each selling Holder of any request by the SEC that Parent amend or supplement such registration statement or prospectus.

2.4         Furnish Information.  It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.5         Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for Parent, shall be borne and paid by Parent; provided, however, that Parent shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.6         Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7         Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, Parent will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, and Parent will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder will, severally but not jointly, indemnify and hold harmless Parent, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Parent within the meaning of the Securities Act, legal counsel and accountants for Parent, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to Parent and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Parent and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.8         “Market Stand-off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter of any offering conducted pursuant to the terms of this Agreement, during the period commencing on the date of the final prospectus relating to the registration by Parent of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by Parent and the managing underwriter (such period not to exceed ninety (90) days, or such other period as may be requested by Parent or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.8 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to any sales of Registrable Securities to be included in such offering pursuant to Section 2.1.  The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.8 or that are necessary to give further effect thereto.

2.9         Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon such date when there shall be less than twenty five percent (25%) of the originally issued Registrable Securities outstanding; provided that the provisions of Sections 2.5 and 2.7 shall survive any such termination.

3.           Right of First Refusal.

3.1           Grant.  Subject to the terms of Sections 4 and 5 below, each Holder hereby unconditionally and irrevocably grants to Parent a Right of First Refusal to purchase all (but not less than all) of the Parent Shares that such Holder may propose to transfer in a Proposed Third Party Transfer (the “ROFR Shares”), at the same price and on the same terms and conditions as those offered to the Prospective Transferee; provided, that if the ROFR Notice delivered pursuant to Section 3.2 contains an Undersubscription Notification, then such Right of First Refusal shall also include the right of Parent to purchase a portion of such ROFR Shares not to exceed the number of such ROFR Shares less the minimum amount of ROFR Shares that the Prospective Transferee(s) are willing to purchase as set forth in the Undersubscription Notification (the “ROFR Portion Allowance”).  The Right of First Refusal shall automatically terminate on the tenth (10th) anniversary of the final Issuance Date to occur under the Product Purchase Agreement.

3.2           Notice.  Each Holder proposing to make a Proposed Third Party Transfer must deliver a ROFR Notice to Parent not later than forty-five (45) days prior to the consummation of such Proposed Third Party Transfer.  Such ROFR Notice shall contain the material terms and conditions (including price, form of consideration, and proposed closing date), of the Proposed Third Party Transfer, the definitive agreement (in reasonably final form and substance), and the identity of the Prospective Transferee.  If applicable, such ROFR Notice will also include notice that the Prospective Transferee(s) in such Proposed Third Party Transfer are willing to acquire less than all of the transferring Holder’s Parent Shares and the minimum number of such Holder’s Parent Shares that such Prospective Transferee(s) are willing to acquire and still proceed with the Proposed Third Party Transfer, if and to the extent the Prospective Transferee(s) have communicated such information to such Holder (an “Undersubscription Notification”). To exercise its Right of First Refusal under this Section 3, Parent must deliver a Parent Notice to the selling Holder within fifteen (15) days after delivery of the ROFR Notice.  Parent’s failure to deliver a Parent Notice during such fifteen (15) day period will be deemed to be an election not to purchase the ROFR Shares specified in the relevant ROFR Notice.

3.3           Consideration; Closing.  If the consideration proposed to be paid for the ROFR Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by Parent’s Board of Directors and as set forth in the Parent Notice.  If Parent cannot for any reason pay for the ROFR Shares in the same form of non-cash consideration, Parent may pay the cash value equivalent thereof, as determined in good faith by the Parent’s Board of Directors and as set forth in the Parent Notice.  The closing of the purchase of ROFR Shares by the Company shall take place, and all payments from Parent shall have been delivered to the selling Holder, by (a) the date that is fifteen (15) days after delivery of the Parent Notice if the consideration to be paid for the ROFR Shares is less than or equal to fifty million dollars ($50,000,000), and (b) the date that is forty five (45) days after delivery of the Parent Notice if the consideration to be paid for the ROFR Shares is greater than fifty million dollars ($50,000,000).  For the avoidance of doubt, the value of the consideration to be paid for the ROFR Shares for the purposes of clauses (a) and (b) of the preceding sentence shall be the value of the consideration to be paid by Parent for the ROFR Shares as specified in the Parent Notice and determined in accordance with this Section 3.3.

3.4           Sale of ROFR Shares.  If Parent does not elect to purchase any of the ROFR Shares, or elects to purchase less than all of the ROFR Shares in the case of an Undersubscription Notification and subject to the ROFR Portion Allowance, the selling Holder may, subject to compliance with the other terms and conditions of this Agreement, sell the ROFR Shares which were not purchased by Parent to the Prospective Transferee on the terms set forth in the ROFR Notice. Any such sale must be completed within one hundred twenty (120) days after delivery of the ROFR Notice.  If such ROFR Shares are not sold to the Prospective Transferee within such period, the Right of First Refusal shall apply to any subsequent Proposed Third Party Transfer of any Parent Shares.

3.5           Registration Rights.  For the avoidance of doubt, this Section 3 shall not apply to any request for registration or inclusion in any registration of Registrable Securities pursuant to Section 2, and shall not apply to any Proposed Third Party Transfer of securities pursuant to an effective registration statement filed under the Securities Act (including a registration statement filed pursuant to Section 2), including the sale(s) to the underwriter(s) thereof; provided, however, that this Section 3 shall cease to apply on the date, following the last Issuance Date under the Product Purchase Agreement, that the aggregate number of issued and outstanding Registerable Securities held by all Holders becomes less than or equal to one million (1,000,000) shares of Common Stock (subject to equitable adjustment for splits, combinations, subdivisions or similar changes).

4.           Exempt Transfers.  Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 3 and 5 shall not apply: (a) in the case of a Holder that is an entity, upon a Transfer by such Holder to Persons who are its direct or indirect stockholders, members, partners or other equity holders as of the date hereof and in the case of any of the foregoing that is an entity, to the direct or indirect stockholders, members, partners or other equity holders thereof as of the date hereof, and so on up the ownership chain; (b) to a repurchase of Parent Shares from a Holder by Parent; (c) in the case of a Holder that is a natural person, upon a Transfer of Parent Shares by such Holder made for bona fide estate planning purposes, either during his lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by Parent’s Board of Directors (such relative/person, an “Approved Person”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder and/or any such family members or Approved Person (such trust, partnership or limited liability company, a “Holder Trust”); (d) in the event that a Holder (the “Transferring Holder”) had previously Transferred any Parent Shares to a Holder Trust in accordance with clause (c) of this Section 4, upon a Transfer by such Holder Trust of any such Parent Shares back to the Transferring Holder; (e) in the case of a Holder that is a natural person, upon a Transfer of Parent Shares by such Holder made to such Holder’s former spouse in connection with a divorce or other marital dissolution; or (f) upon a Transfer of Parent Shares by a Holder to a Person who is already a Holder and is party to this Agreement; provided that in the case of clause(s) (a), (c), (d) or (e), such Transfer shall not be effective until (x) the Holder (or the Holder Trust, as the case may be) delivers prior written notice to Parent of such Transfer and such Parent Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and (y) such Person who receives Parent Shares pursuant to a Transfer in compliance with this Section 4 (a “Transferee”), as a condition to such issuance, agrees in writing to be bound by the terms of this Agreement by executing and delivering to Parent pursuant to Section 7.5 a joinder in the form attached as Exhibit A hereto as confirmation that such Transferee shall be bound by all the terms and conditions of this Agreement as a Holder (but only with respect to the securities so Transferred to the Transferee), including the obligations of a Holder with respect to Proposed Holder Transfers of such Parent Shares pursuant to Section 3; and provided, further, in the case of any Transfer pursuant to clause (a), (c) or (e) above, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer.

5.           Right of First Offer.

5.1           Grant.  Each Holder hereby unconditionally and irrevocably grants to Parent a Right of First Offer to purchase all or any portion of the Parent Shares that such Holder may propose to transfer to any Person (the “ROFO Shares”), at the price and on the terms and conditions as those offered by the selling Holder; provided, however, that the price of each ROFO Share with respect to any Proposed Transfer of securities pursuant to an effective registration statement filed under the Securities Act (including a registration statement filed pursuant to Section 2) shall be equal to (x) the price of the Common Stock at the close of trading on the trading day immediately prior to the date of the applicable Parent Notice, multiplied by (y) 0.95.  The Right of First Offer shall automatically terminate on the tenth (10th) anniversary of final Issuance Date to occur under the Product Purchase Agreement.

5.2           Notice.  Each Holder proposing to make a Proposed Transfer must deliver a written notice (an “Offer Notice”) to Parent stating its bona fide intention to offer the ROFO Shares.  Such Offer Notice shall contain the number of ROFO Shares to be offered and the material terms and conditions (including price, form of consideration and proposed closing date) of the Proposed Transfer.  The Offer Notice shall constitute the selling Holder’s offer to sell the ROFO Shares to Parent, which offer shall be irrevocable for a period of fifteen (15) days from the date thereof (the “Offer Period”); provided, however, that the Offer Period shall be seven (7) calendar days from the date of the Offer Notice with respect to any Proposed Transfer of securities pursuant to an effective registration statement filed under the Securities Act (including a registration statement filed pursuant to Section 2).  To exercise its Right of First Offer under this Section 5, in whole or in part, Parent must deliver a Parent Notice to the selling Holder during the Offer Period.  Parent’s failure to deliver a Parent Notice during the Offer Period will be deemed to be an election not to purchase any of the ROFO Shares specified in the relevant Offer Notice; provided, however, that such election shall not limit Parent’s rights to exercise its Right of First Refusal pursuant to Section 3 in the event that such Holder ultimately proceeds to sell its Parent Shares.

5.3           Closing.  If Parent elects to purchase the ROFO Shares, the ROFO Stockholder must sell, and Parent must purchase, such ROFO Shares by payment of the price designated in the Offer Notice. The closing of the purchase of ROFO Shares by Parent shall take place, and all payments from Parent shall be delivered to the selling Holder, by the date that is fifteen (15) days after delivery of the Parent Notice; provided, however, that such date shall be seven (7) calendar days after delivery of the Parent Notice with respect to any Proposed Transfer of securities pursuant to an effective registration statement filed under the Securities Act (including a registration statement filed pursuant to Section 2); provided, further, except in the case of the foregoing proviso, if Parent states in its exercise notice that it intends to pay any portion of the purchase price for the ROFO Shares by arranging financing therefor, then the closing shall occur no later than the sixtieth (60th) calendar day after delivery of the ROFO Notice.

5.4           Sale of ROFO Shares.  If Parent does not elect to purchase the ROFO Shares specified in an Offer Notice, the applicable Holder may undertake to transfer the ROFO Shares subject to the Offer Notice on the terms set forth in the Offer Notice for a period of up to one hundred twenty (120) days after the date of the Offer Notice; provided, that the Right of First Refusal pursuant to Section 3 shall apply to any such proposed transfer of such ROFO Shares.

5.5           Registration Rights.  For the avoidance of doubt, this Section 5 shall apply to any request for registration or inclusion in any registration of Registrable Securities pursuant to Section 2, and it shall also apply to any Proposed Transfer of securities pursuant to an effective registration statement filed under the Securities Act (including a registration statement filed pursuant to Section 2); provided, however, that this Section 5 shall cease to apply on the date, following the last Issuance Date under the Product Purchase Agreement, that the aggregate number of issued and outstanding Registerable Securities held by all Holders becomes less than or equal to one million (1,000,000) shares of Common Stock (subject to equitable adjustment for splits, combinations, subdivisions or similar changes).

6.           Call Right.

6.1           Grant.  Upon the occurrence of a Specified Event or any event, state of facts, occurrence, non-occurrence, circumstance, development or change, individually or in combination with any other event, state of facts, occurrence, non-occurrence, circumstance, development or change, that is caused by, relates to, or is in respect of any of the Sellers or Vimal Kavuru that would entitle the Administrative Agent to declare an “Event of Default” pursuant to clause (h) of Article VII of the Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Parent, the other loan parties thereto, JPMorgan Chase Bank N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto, as amended, Parent may elect to repurchase all or any portion of the Parent Shares, at a price equal to the greater of the Call Value thereof or $20.50 (subject to equitable adjustment for splits, combinations, subdivisions or similar changes), as of the close of business on the Business Day immediately preceding the delivery of the Call Notice (as defined below) by Parent to Holders (the “Call Right”).  For purposes of clarity, Parent may exercise the Call Right with respect to any then-issued Parent Shares, or, prior to an Issuance Date, in respect of a Holder’s right to receive Parent Shares on such future Issuance Date.  The Call Right shall automatically terminate on the tenth (10th) anniversary of the final Issuance Date to occur under the Product Purchase Agreement.

6.2           Notice.  If Parent desires to exercise the Call Right, then Parent shall deliver to the Holders a written notice (the “Call Notice”) specifying the number of issued Parent Shares (the “Repurchased Issued Shares”) and/or the number of unissued Parent Shares (the “Repurchased Unissued Shares”) for which Parent desires to exercise the Call Right, and the applicable Call Value thereof.  Effective immediately upon the delivery of a Call Notice by Parent to Holders, any and all Repurchased Issued Shares shall, without further action, notice or deed, become “Subject Securities” for purposes of Section 1 of the Voting Agreement.  If an Issuance Date will occur following the delivery of a Call Notice by Parent to Holders but before the applicable Call Exercise Expiration and the Parent Shares that will be issued on such Issuance Date are included in such Call Notice, then (x) Parent shall not be required to issue such Parent Shares on the applicable Issuance Date, and (y) the Holders’ right to receive such Repurchased Unissued Shares shall be repurchased by Parent at such Call Right Closing.

6.3           Representations and Warranties.  Each Holder shall, at the Call Right Closing, represent and warrant to Parent, without limitation or qualification as to knowledge, materiality or otherwise, that (a) such Holder has full right, title and interest in and to the Repurchased Issued Shares and/or the right to receive the Repurchased Unissued Shares, as the case may be, (b) such Holder has all necessary power and authority and has taken all necessary action to sell such Repurchased Issued Shares and/or the right to receive the Repurchased Unissued Shares, as the case may be, (c) the Repurchased Issued Shares and/or the right to receive the Repurchased Unissued Shares, as the case may be, are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement, the Voting Agreement, and restrictions on transfer arising under federal and state securities Laws, and (d) neither the execution and delivery of the documents to be entered into in connection with the Call Right Closing, nor the performance of such Holder’s obligations thereunder, will cause a breach or violation of the terms of any Contract, Law or Governmental Order that would materially impair the ability of such Holder to consummate the Call Right.

6.4           Closing.  At the Call Right Closing, the Holders shall sell, and Parent shall purchase, such Repurchased Issued Shares and/or the right to receive the Repurchased Unissued Shares, as the case may be, by payment of the price designated in the Call Notice.  At the Call Right Closing, the Holders shall execute and deliver to Parent such documents as Parent reasonably requests to carry out the provisions of this Section 6.  The Call Right Closing shall take place: (a) with respect to any Repurchased Issued Shares, by the date that is one hundred eighty (180) days after delivery of the Call Notice (the “Call Exercise Expiration”), and (b) with respect to any Repurchased Unissued Shares on any date determined by Parent, but no later than the Issuance Date for such Parent Shares; provided, in the event that a Parent Change of Control Event (solely as described in clause (b) of the definition thereof) occurs following the delivery of a Call Notice by Parent to Sellers, but before the applicable Call Exercise Expiration, then the Call Right Closing shall occur on the date that such Parent Change of Control Event is consummated.

7.           Miscellaneous.

7.1           Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Parent, Stockholders and Holders or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

7.2           Governing Law.  This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all Proceedings that may be based upon, arise out of, or relate to this Agreement, or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York regardless of Laws that might otherwise govern under any applicable conflict of Laws principles.

7.3           Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, portable document format (.pdf) or otherwise) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

7.4           Interpretive Provisions.  The provisions of Section 12.14 of the Product Purchase Agreement are hereby incorporated by reference as if set forth herein in their entirety to the extent applicable.

7.5           Notices.  All notices or other communications hereunder shall be deemed to have been duly given and effective upon delivery if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile or electronic mail; provided, that the facsimile or electronic mail is promptly confirmed by telephone confirmation thereof or followed by one of the other foregoing permitted means of notice (other than facsimile or electronic mail), to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To either Stockholder:

2 Tower Center Blvd., Suite 1101

East Brunswick, NJ, 08816
Attention: Vimal Kavuru

E-mail: vkavuru@citronpharma.com

with a copy to:

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

Attn: Niket Rele, Esq.

Facsimile: (212) 521-5400

E-mail: nrele@reedsmith.com

and

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, PA  15222

Attn: Courtney Murray, Esq.
Facsimile: (412) 288-3063

E-mail: cmurray@reedsmith.com

To Parent:

Aceto Corporation

4 Tri Harbor Ct.

Port Washington, NY 11050
Attn: Steven S. Rogers, Chief Legal Officer
Facsimile No.: 516-478-9857
Email:  srogers@aceto.com

with a copy to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attn:    Steven E. Siesser, Esq.
Facsimile No.: (973) 597-2507
Email: ssiesser@lowenstein.com

7.6           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by Parent and the Holders of a majority of the then outstanding Registrable Securities originally issued to the Holders.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 7.6. Parent shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

7.7           Legend.  Each certificate representing Parent Shares held by the Holders or issued to any permitted transferee in connection with a transfer permitted by Section 4 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ RIGHTS AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION OR RESALE. THEY MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR STATE SECURITIES LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 145 PROMULGATED PURSUANT TO SUCH ACT.

THE Corporation IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK.  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS IN WRITING A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

Each Holder agrees that Parent may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 7.7 above to enforce the provisions of this Agreement, and each Holder agrees to promptly do so.  The legend shall be removed from the Parent Shares upon termination of this Agreement at the request of the holder thereof.

7.8           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.9           Aggregation of Stock.  All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

7.10         Entire Agreement.  This Agreement and the Product Purchase Agreement (in each case, including all Schedules, Exhibits and Appendices hereto and thereto) contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except for any written agreement of the parties hereto that expressly provides that it is not superseded by this Agreement.

7.11         Jurisdiction.  Each party hereto hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any Proceeding based upon, arising out of, or related to this Agreement and its negotiation, execution, performance, non-performance, interpretation, termination, construction or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of any state or federal court sitting in New York County, New York; (ii) consents that any such Proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its or his or her address set forth in Section 7.5 of this Agreement or at such other address of which the sender shall have been previously notified in writing and in accordance with Section 7.5; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.  Each of the parties also agrees that any final, non-appealable judgment against a Party in connection with any Proceeding arising out of or relating to this Agreement shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

7.12         WAIVER of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT

7.13         Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.14         Assignment.  No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of each Stockholder and Parent; provided, that each Holder may assign such Holder’s rights hereunder only in the manner set forth in and as expressly permitted by this Agreement in Section 4.

7.15         Termination of Product Purchase Agreement.  This Agreement shall automatically terminate, without further action, notice or deed, upon the termination, for any reason, of the Product Purchase Agreement in accordance with Article X thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACETO CORPORATION

By:	/s/ Albert L. Eilender

Name:	Albert L. Eilender

Title:	Executive Chairman

CITRON PHARMA LLC

By:	/s/ Vimal Kavuru

Name:	Vimal Kavuru

Title:	Manager and Chief Executive Officer

LUCID PHARMA LLC

By:	/s/ Vimal Kavuru

Name:	Vimal Kavuru

Title:	Manager and Chief Executive Officer

[SIGNATURE PAGE TO STOCKHOLDERS’ RIGHTS AGREEMENT]

EXHIBIT A

JOINDER TO STOCKHOLDERS’ RIGHTS AGREEMENT

Pursuant to Section 4 of that certain Stockholders’ Rights Agreement, dated as of November 2, 2016 (the “Stockholders’ Rights Agreement”) by and among Aceto Corporation, a New York corporation (“Parent”), Citron Pharma LLC, a New Jersey limited liability company (“Stockholder I”) and Lucid Pharma LLC, a New Jersey limited liability company (“Stockholder II” and together with Stockholder I, “Stockholders”), upon execution and delivery this joinder agreement (this “Joinder”) to Parent and its acceptance thereof by Parent, the undersigned hereby agrees and acknowledges that the undersigned is a “Holder” as defined in the Stockholders’ Rights Agreement, and hereby agrees with respect to itself and its Parent to be bound by the terms and conditions and subject to the obligations of, the Stockholders’ Rights Agreement as a “Holder” thereunder and as if the undersigned were a direct signatory thereto, including, for the avoidance of doubt, that the undersigned has received the Parent Shares pursuant to a Transfer made in compliance with Section 4 and the other terms of the Stockholders’ Rights Agreement.  Capitalized terms used in this Joinder that are not defined herein shall have the meaning given to such terms in the Stockholders’ Rights Agreement.  The undersigned further certifies and warrants to Parent, as of the date hereof, as follows:

1.   the undersigned has legal capacity, power and authority to enter into the Stockholders’ Rights Agreement and this Joinder.  This Joinder has been duly and validly executed and delivered by the undersigned and constitutes a valid and binding agreement or instrument of the undersigned, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity; and

2.   the execution and delivery of this Joinder by the undersigned does not, and the performance of Joinder and the Stockholders’ Rights Agreement by the undersigned will not, conflict with, violate or result in a breach of or constitute (with or without notice or the passage of time) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under (i) the organizational documents of the undersigned if the undersigned is an entity, if any, (ii) any law, rule, regulation, order, decree or judgment applicable the undersigned, or (iii) any contract, indenture, guarantee, lease, mortgage, license or other agreement, instrument, obligation or undertaking of any kind to which the undersigned is a party or by which the undersigned or any of their properties or assets are bound.

[Signature Page Follows]

Executed, in counterpart, as of the ___ day of ___________, 20___

Signature:
Name:
Title:
Address for notices:

Parent Shares:

ACCEPTED & ACKNOWLEDGED:

ACETO CORPORATION

By:
Name:
Title:

[Signature Page to Joinder to Stockholders’ Rights Agreement]